PLAN AND AGREEMENT OF MERGER
                                       OF
                   MID-WAY MEDICAL AND DIAGNOSTIC CENTER, INC.
                             (A Florida Corporation)
                                      INTO
                   MID-WAY MEDICAL AND DIAGNOSTIC CENTER, INC.
                             (A Nevada Corporation)

     Plan and Agreement of Merger (hereinafter called "Merger Agreement") dated this 12th day of November 1997, by and between Mid-Way Medical And Diagnostic Center, Inc., a corporation organized and existing under the laws of the state of Florida (hereinafter sometimes referred to as "Mid-Way (FL)") and Mid-Way Medical And Diagnostic Center, Inc., a corporation organized and existing under the laws of the state of Nevada (hereinafter sometimes referred to as "Mid-Way
(NV)"). These two parties are herein sometimes referred to collectively as the "merging corporations," witnesseth:

     WHEREAS, Mid-Way (NV) is the wholly owned subsidiary of Mid-Way (FL);

     WHEREAS, Mid-Way (FL) wishes to change the state of its domicile by merging into Mid-Way (NV): and

     WHEREAS,  Section  92A.190  of the  Nevada  Revised  Statutes  and  Section
607.1104 of the Florida Business Corporation Act each authorize the merger of Mid-Way (FL) and Mid-Way (NV);

     NOW, THEREFORE, the merging corporations have agreed, and do hereby agree, each with the other in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained and in accordance with the laws of the State of Nevada, and in accordance with the laws of the State of Florida, that Mid-Way (FL) and Mid-Way (NV) be merged into a single corporation and that Mid-Way (NV) shall be the continuing and surviving corporation and do hereby agree upon and prescribe that the terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the presently outstanding shares of each of the merging corporations into the shares of Mid-Way (NV) are and shall be hereinafter set forth:

                                    Article I
                         Manner of Conversion of Shares

     1. The manner and basis of converting the shares of Mid-Way (FL) into shares of Mid-Way (NV) are as follows: at the effective time of the merger, each share of common stock of Mid-Way (FL) shall thereupon be converted into one share of Mid-Way (NV). Each holder of outstanding common stock of Mid-Way (FL) upon surrender to Mid-Way (NV) of one or more certificates for such shares for cancellation shall be entitled to receive one or more certificates for the number of shares of common stock of Mid-Way (NV) represented by the certificates of Mid-Way (FL) so surrendered for cancellation by such holder. Until so surrendered, each such certificate representing outstanding shares of common stock of Mid-Way (FL) shall represent the ownership of a like number of shares of Mid-Way (NV) for all corporate and legal purposes.

     2. As of the effective time of the merger, all of the outstanding shares of common stock of Mid-Way (NV) which shares are held by Mid-Way (FL), shall be redeemed by Mid-Way (NV) for the sum of one dollar ($1) and such redeemed shares shall be canceled and returned to the status of authorized and unissued shares. None of such redeemed shares shall be retained by Mid-Way (NV) as treasury shares and such shares shall be reissued in accordance with paragraph 1 of this
Article I.

                                   Article II
                                 Effective Time

     The effective time of the merger shall be upon the filing of the Merger Agreement (or a certificate in lieu thereof) in accordance with Nevada Revised Statutes and the Florida Business Corporation Act. Prior to said date, this Merger Agreement shall (1) have been submitted to and approved by the board of directors of each of the merging corporations; (2) have been approved by the stockholders of each of the merging corporations in accordance with law.

                                   Article III
                                Effect of Merger

     When the merger shall have been effected:

     (a) The merging corporations shall be a single corporation known as "Ciro International, Inc.," a Nevada corporation, as set forth below.

     (b) The separate existence of Mid-Way (FL) shall cease.

     (c) Mid-Way (NV) shall have all rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Nevada Statutes.

     (d) Mid-Way (NV) shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature of each of the merging corporations and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the merging corporations shall be taken and deemed to be transferred to and vested in Mid-Way (NV) without further act or deed, and the title to any real estate or any interest therein vested in either of the merging corporations shall not revert or be in any way impaired by reason of the merger.

     (e) Mid-Way (NV) shall thenceforth be responsible and liable for all the liabilities and obligations of each of the merging corporations and any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if such merger had not taken place, or Mid-Way (NV) may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by reason of the merger.

     (f) After the effective  time of the merger,  the earned surplus of Mid-Way
(NV) shall equal the aggregate of the earned surpluses of the merging corporations immediately prior to the effective time of the merger. The earned surplus determined as above provided shall continue to be available for payment of dividends by Mid-Way (NV).

     (g) The certificate of incorporation of Mid-Way (NV) as in effect on the date of the merger, except as provided for in this Merger Agreement, shall continue in full force and effect as the certificate of incorporation of the corporation surviving this merger.

     (h) The bylaws of Mid-Way (NV) as they shall exist on the effective date of this Merger Agreement shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     (i) The sole director of Mid-Way (NV) shall be changed as set forth below and this new director shall continue in office until the next annual meeting of stockholders and until his successors shall has been elected and qualified.


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


                                   Article IV
              Service of Process; Rights of Dissenting Shareholders

     Mid-Way (NV) hereby agrees that it may be served with process in the State of Florida in any proceeding for enforcement of any obligation of Mid-Way (FL), and in any proceeding for the enforcement of the rights of a dissenting shareholder of Mid-Way (FL). Mid-Way (NV) irrevocably appoints the director of the Division of Corporations and Commercial Code as its agent to accept service of process in any such proceeding. The address to which a copy of the process may be mailed is 445 Fifth Avenue, Room 11A, New York, NY 10016. Mid-Way (NV) will promptly pay to the dissenting shareholders of Mid-Way (FL) the amount, if any, to which they shall be entitled under the provisions of the Florida Revised Business Corporation Act with respect to the rights of dissenting shareholders.

                                    Article V
                                   Termination

     If, at any time prior to the effective date hereof, events or circumstances occur which in the opinion of a majority of the board of directors of either constituent corporation renders it inadvisable to consummate the merger, this Merger Agreement shall not become effective even though previously adopted by the shareholders of the corporation as herein before provided. The filing of the merger documents shall conclusively establish that no action to terminate this plan has been taken by the board of directors of either corporation.

                                   Article VI
                                    Amendment

     The boards of directors of the constituent corporations may amend this Merger Agreement at any time prior to the filing of the Merger Agreement (or a certificate in lieu thereof) with the States of Florida and Nevada provided that an amendment made subsequent to the adoption of the Merger Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount of any kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, except to correct manifest error as may be permitted by law; (2) alter or change any term of the Certificate or Articles of Incorporation of the surviving corporation to be effected by the merger; or (3) alter or change any of the other terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

                                   Article VII
                   Amendments to the Articles of Incorporation

     The following amendment shall be made to the Articles of Incorporation of Mid-Way Acquisitions:

     1. Amend Article I to read as follows: The name of the corporation shall be Ciro International, Inc.

     2. Amend Article VI to read as follows: The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum may be increased from time to time in the manner provided in the Bylaws. The initial Board of Directors shall consist of one person, the name and address of whom is set forth as follows: Murray A. Wilson, 445 Fifth Avenue, Room 11A, New York, NY 10016.


     IN WITNESS WHEREOF, Mid-Way Medical And Diagnostic Center, Inc., a Nevada corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of Nevada Revised Statutes, and Mid-Way Medical And Diagnostic Center, Inc., a Florida corporation, has caused this


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


Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of Section 607.1104 of the Florida Business Corporation Act all as of the day and year first above written.


Attest:                              Mid-Way Medical And Diagnostic Center, Inc.
                                     A Florida Corporation



/s/ David Cohen                      By /s/ David Cohen
---------------------------             --------------------------------------
David Cohen, Secretary                  David Cohen, President



Attest:                              Mid-Way Medical And Diagnostic Center, Inc.
                                     A Nevada Corporation



/s/ David Cohen                      By /s/ David Cohen
---------------------------            ---------------------------------------
David Cohen, Secretary                 David Cohen, President


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